Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-272939 on Form F-1 of our report dated April 28, 2025 relating to the consolidated financial statements of C3is Inc., appearing in the Annual Report on Form 20-F of C3is Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

October 1, 2025